Exhibit 10.28

[***] = Certain marked information has been omitted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

FIFTH AMENDMENT TO FIRST AMENDED AND RESTATED LOAN PROGRAM AGREEMENT

This FIFTH AMENDMENT TO FIRST AMENDED AND RESTATED LOAN PROGRAM AGREEMENT (this “Amendment”), dated December 1st, 2019 (the “Effective Date”), by and between Sunlight Financial LLC, a Delaware limited liability company (“Sunlight”), and Cross River Bank, a New Jersey state-chartered bank (“Bank” and, together with Sunlight, the “Parties”), amends that certain First Amended and Restated Loan Program Agreement, dated February 12, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between Sunlight and Bank.

RECITALS

WHEREAS, the Parties now desire to amend certain terms and conditions in the Agreement, including, without limitation, to increase the cap on the amount of Loans that Bank agrees to hold as of any date of determination;

NOW, THEREFORE, in consideration of the foregoing premises and the following terms, and for other good and valuable consideration, the Parties, intending to be legally bound, further agree as follows:

AGREEMENT

1	Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

2	Amendment to the Agreement.

2.1	Program Terms. The paragraph titled “Bank Caps” on Exhibit A of the Agreement is hereby amended and restated in its entirety as follows:

Bank Caps: The Bank shall not hold more than (i) [***] of Non-Portfolio Loans and Portfolio Loans or (ii) [***] of Portfolio Loans, at any time.

3	Miscellaneous Agreements.

3.1	Effect of Amendment; Entire Agreement. Except as expressly amended and modified by this Amendment, all terms and conditions set forth in the Agreement shall remain unmodified, binding, and in full force and effect. This Amendment sets forth the entire agreement and understanding of the parties regarding the particular subject matter of this Amendment, and merges and supersedes all prior or contemporaneous agreements, discussions and correspondence pertaining to the subject matter of this Amendment. From and after the effectiveness of this Amendment, references in the Agreement to “the Agreement” or words of similar effect, shall refer to the Agreement as amended by this Amendment

3.2	Execution of Counterparts. This Amendment may be executed in counterpart copies, each of which, and together, shall be effective as original, binding instruments. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, email or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

3.3	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law or choice of law (other than Section 5-1401 of the General Obligations Law of the State of New York).

3.4	Applicability of Miscellaneous Provisions. The Patties agree that, unless to the contrary of anything else contained herein, this Amendment shall be subject to the additional provisions of Section 10 of the Agreement.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be duly executed as of the date set forth above.

SUNLIGHT FINANCIAL LLC		CROSS RIVER BANK

By:	/s/ Barry Edinburg	By:	/s/ Giles Gade
Name:	Barry Edinburg	Name:	Giles Gade
Title:	CFO	Title:	CEO

		By:	/s/ Arlen Gelbard
		Name:	Arlen Gelbard
		Title:	GC

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